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                                                                   Exhibit 10.25

                   AMENDMENT OF RESEARCH AND LICENSE AGREEMENT

This Amendment is made effective as of the 23rd day of October, 1998 (the "Amendment Date") by and between Microcide Pharmaceuticals, Inc., a corporation organized under Delaware law having its principal office at 850 Maude Avenue, Mountain View, California 94043 (hereinafter called "Microcide") on the one hand, and Ortho Pharmaceutical Corporation, a company organized under Delaware law having its principal office at U.S. Route 202, Raritan, New Jersey 08869 (hereinafter called "Ortho") and the R.W. Johnson Pharmaceutical Research Institute, a division of Ortho Pharmaceutical Corporation, having its principal office at U.S. Route 202, Raritan, New Jersey 08869 (hereinafter called "RWJPRI") (Ortho and RWJPRI are collectively referred to herein as "Licensee") on the other hand, and amends the Research and License Agreement dated as of October 24, 1995 between Microcide and Licensee (the "Research and License Agreement"). Terms not otherwise defined herein shall have the meaning set forth in the Research and License Agreement.

       WHEREAS, Microcide and Licensee wish to amend the Research and License Agreement as set forth herein.

       NOW, THEREFORE, in consideration of the premises and the performance of the covenants herein contained, it is agreed that the Research and License Agreement shall be amended as follows effective as of the Amendment Date:

       1. Section (h) of Article I of the Research and License Agreement shall be amended to delete clauses [*] from the definition of "Field", with the result that Licensee shall not have the right to select a Collaboration Compound for Development and subsequent commercialization as a Licensed Product with regard to the [*] Subfield and the [*] Subfield, as defined in clauses [*], respectively. Licensee shall not have any rights to any new compounds in such Subfields discovered by Microcide, and Microcide shall be free to enter into discussions and agreements with third parties in such Subfields without obligation to Licensee.

       2. With regard to Section 2.3.1 of the Research and License Agreement,
[*]

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* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.
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[*]

       3. Further with regard to Section 2.3.1 of the Research and License Agreement, [*]

       4. Section 4.1.1.1 of the Research and License Agreement shall be amended to add the following to the end of such section:

          [*]

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* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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     [*]

     5. Except as set forth above, all terms of the Research and License Agreement shall continue in full force and effect without change and the provisions of Article 20 and Article 1 of the Research and License Agreement shall also apply to this Amendment.

     IN WITNESS WHEREOF, the Parties hereto have hereunto set their hands and duly executed this Amendment Agreement on the dates indicated below to be effective as of the Amendment Date set forth above.

For and on behalf of Microcide Pharmaceuticals, Inc.

By:    /s/ James Rurka
       --------------------------
Title: President and CEO
Date:  10/23/98

For and on behalf of Ortho Pharmaceutical Corporation and Licensee

By:    /s/ Robert Savage
       --------------------------
Title: President
Date:  10-16-98

For and on behalf of the R.W. Johnson Pharmaceutical Research Institute

By:    /s/ William A. M. Duncan
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Title: Chairman
Date:  10-14-98

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* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.